UNITED STATES
          SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 8, 2024

Carter’s, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	001-31829	13-3912933
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
Phipps Tower,
3438 Peachtree Road NE, Suite 1800
Atlanta, Georgia 30326
(Address of principal executive offices, including zip code)
(678) 791-1000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	CRI	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 ((§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 ((§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Retirement of President & Chief Operating Officer

On January 12, 2024, Carter's, Inc. (the "Company") announced that Brian Lynch, President & Chief Operating Officer of the Company, has informed the Company of his decision to retire effective March 1, 2024. The Company expects to enter into a one-year consulting agreement with Mr. Lynch to support the Company's planned transition in leadership. The Company will disclose the terms of the agreement when it is finalized and executed.

Appointment of Chief Operating Officer

Upon Mr. Lynch’s retirement, Richard Westenberger, Executive Vice President & Chief Financial Officer of the Company, will assume the role of Chief Operating Officer, in addition to his current responsibilities.

The information required by Item 5.02(c)(2) of Form 8-K for Mr. Westenberger has been previously disclosed in the Company’s Annual Report on Form 10-K filed with the U.S. Securities Exchange Commission on February 24, 2023, and in the Company’s Definitive Proxy Statement on Schedule 14A filed with the U.S. Securities and Exchange Commission on April 6, 2023, and is incorporated herein by reference.

The Company’s related press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description

99.1	Press Release Dated January 12, 2024
104	The cover page from this Current Report on Form 8-K, formatted as Inline XBRL

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	January 12, 2024	CARTER’S, INC.

		By:	/s/ Antonio D. Robinson
		Name:	Antonio D. Robinson
		Title:	Senior Vice President, General Counsel, Corporate Secretary, CSR & Chief Compliance Officer